Exhibit 99.1

Press Relations: Judy Curtis – jcurtis@saba.com – Tel. +1- 650 779-2790

Investor Relations: Peter Williams – pwilliams@saba.com – Tel. +1- 650 581-2599

Saba Completes Acquisition of THINQ Learning Solutions, Inc.

Integration Reinforces HCM Market Leadership in Public Sector

REDWOOD SHORES, Calif. and BALTIMORE, Md. May 5, 2005 – Saba (NASDAQ : SABA), a leading provider of human capital management (HCM) solutions, today announced that it has completed the acquisition of THINQ Learning Solutions, Inc., a privately-held Baltimore-based provider of enterprise learning management solutions for approximately $100,000 cash and up to 1.8 million shares of Saba common stock.

The acquisition of THINQ by Saba creates a company that leads the HCM market in key industries, including public sector, financial services, manufacturing, health services, and high technology. Today the combined company already serves over ten million active users in 31 countries. On average, Saba supports more than 25,000 users per enterprise customer, demonstrating success with large, global enterprise-wide implementations.

Saba offers customers a viable HCM choice. Customers who want to align, develop and measure their people do not need to upgrade their ERP system. Instead, customers can utilize Saba’s next generation HCM suite –Saba Enterprise 2005– which is now available to both Saba and THINQ customers.

“With 24 years of combined experience, Saba represents the best and brightest talent in the industry,” commented Bobby Yazdani, Saba Chairman and CEO. “As we continue to serve the most sophisticated organizations in the world, I am confident in our ability to offer industry-leading products and best practices to all our customers in the public and commercial sectors worldwide”.

About Saba

Saba (Nasdaq: SABA) is a leading provider of strategic human capital management (HCM) solutions that enable global organizations greater insight into overall corporate and individual performance across the extended enterprise. Saba is the foundation for “The Aligned Enterprise”™, providing an integrated people management system to align, develop, motivate and measure people and achieve organizational goals. More than 10 million users in 31 countries actively use Saba today. Customers include Alcatel, Bank of Tokyo Mitsubishi, BMW, Cisco Systems, DaimlerChrysler, Deloitte Touche Tohmatsu, Fedex Kinkos, Medtronic, National Australia Bank, Novartis, Proctor & Gamble, Scotiabank, Sprint and Swedbank.

Headquartered in Redwood Shores, California. Saba has 16 offices in six regions worldwide. For more information, please visit www.saba.com or call 877-SABA-101 or + 1 650-779-2791.

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All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward- looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements that Saba will continue to serve the most sophisticated organizations in the world and that Saba will continue to offer industry-leading products and best practices to its customers. These forward-looking statements are not guarantees of future results and are based on Saba’s current expectations, estimates and projections about the HCM industry, management’s beliefs, and certain assumptions made by Saba, all of which are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement, including, without limitation, risks associated with (1) the ability of Saba to successfully integrate the THINQ operations; (2) the ability of Saba to effectively capitalize upon the opportunities afforded by the THINQ acquisition in order to strengthen its market leadership position and expand in key markets and areas; (3) Saba’s ability to adapt to market conditions and introduce new products and update existing products; and (4) Saba’s future growth strategy, including the impact of acquisitions, mergers or other changes in business strategy.

Saba undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise. Further information on specific risk factors can be found in Saba’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended May 31, 2004 and its Quarterly Reports on Form 10-Q for the fiscal periods ended August 31, 2004, and November 30, 2004.

Saba, the Saba logo, and the marks relating to other Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. All other trademarks are the property of their respective owners.